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TABLE OF CONTENTS Prospectus Supplement

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-207286

        PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 15, 2017)

1,500,000 Shares

VERITIV CORPORATION

COMMON STOCK

        The selling stockholder, UWW Holdings, LLC, is offering 1,500,000 shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

        Our common stock trades on the New York Stock Exchange, or NYSE, under the symbol "VRTV." On September 19, 2018, the closing sale price of our common stock, as reported on the NYSE, was $45.40 per share.

        Investing in our common stock involves certain risks. See "Risk Factors" on page 1 of the accompanying prospectus and the "Risk Factors" section contained in the documents incorporated by reference herein to read about factors you should consider before investing in our common stock.

        The underwriter has agreed to purchase our common stock from the selling stockholder at a price of $41.40 per share, which will result in proceeds to the selling stockholder of $62,100,000. The underwriter may offer shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Underwriting."

        Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares of common stock to purchasers on or about September 25, 2018.

Morgan Stanley

The date of this prospectus supplement is September 20, 2018.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common stock and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading "Incorporation of Certain Information by Reference"), any related free writing prospectus and the additional information described below under the heading "Where You Can Find More Information."

        This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete

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and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. Neither we, the selling stockholder nor the underwriter have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction. See "Underwriting."

        The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any of their contents.

        None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus

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for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        Unless the context requires otherwise or except as otherwise noted, as used in this prospectus supplement the words "Veritiv," "we," "Company," "us" and "our" refer to Veritiv Corporation and its consolidated subsidiaries. The term "selling stockholder" means UWW Holdings, LLC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contain "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to the Company, its business and this offering, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company's current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company's actual operating results, performance, business plans or prospects to differ materially from those expressed in, or implied by, these statements.

        Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and elsewhere in the Company's publicly available reports filed with the SEC, which contain a discussion of various factors that may affect the Company's business or financial results. Such risks and other factors, which in some instances are beyond the Company's control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate

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sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the full benefit of the anticipated synergies, cost savings and growth opportunities from the merger transaction, and our ability to integrate the xpedx business with the Unisource business; the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results.

        For a more detailed discussion of these factors, see the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 and elsewhere in the Company's publicly available reports filed with the SEC. Forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information referred to under the heading "Risk Factors" on page 1 of the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent Quarterly Reports on Form 10-Q, and any related free writing prospectus before deciding to invest in our common stock.

Our Company

        We are a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services. Additionally, we provide logistics and supply chain management solutions to our customers. Established in 2014, following the merger of International Paper Company's xpedx distribution solutions business ("xpedx") and UWW Holdings, Inc., the parent company of Unisource Worldwide, Inc. ("Unisource"), we operate from approximately 160 distribution centers primarily throughout the U.S., Canada and Mexico, serving customers across a broad range of industries. These customers include printers, publishers, data centers, manufacturers, higher education institutions, healthcare facilities, sporting and performance arenas, retail stores, government agencies, property managers and building service contractors.

        Independently, xpedx and Unisource achieved past success by continuously upholding high standards of efficiency and customer focus. Through leveraging this combined history of operational excellence, we evolved into one team shaping our success through exceptional service, innovative people and consistent values. Today, our focus on segment-tailored market leadership in distribution and a commitment to operational excellence allows us to partner with world class suppliers, add value through multiple capabilities and deliver solutions to a wide range of customer segments.

Corporate Information

        Veritiv was incorporated in Delaware in July 2013. Our principal executive offices are located at 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328. Our telephone number is (770) 391-8200. Our website is www.veritivcorp.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

 The Offering

Common stock offered by the selling stockholder	1,500,000 shares
Common stock outstanding immediately before and after this offering(1)	15,846,139 shares
Use of proceeds

The selling stockholder will receive all of the proceeds from the sale of its shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. We will, however, bear certain expenses related to this offering (other than the underwriting discount paid to the underwriter and transfer taxes, if any, with respect to the shares being sold by the selling stockholder). See "Use of Proceeds."

Dividend policy

We have not historically paid dividends on our common stock. We currently intend to invest our future earnings, if any, to fund our growth, to develop our business, for working capital needs, to reduce debt and for general corporate purposes. Any payment of dividends will be at the discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

Risk factors

Investing in our common stock involves certain risks. See "Risk Factors" on page 1 of the accompanying prospectus and the "Risk Factors" section contained in our Annual Report on Form 10-K for the year ended December 31, 2017 (which is incorporated by reference herein) to read about factors you should consider before investing in our common stock.

NYSE symbol	"VRTV"

Lock-up agreements

We, all of our directors and executive officers and the selling stockholder have agreed with the underwriter that, without the prior written consent of the underwriter, subject to certain exceptions, neither we nor they will, during the period ending 45 days after the date of this prospectus supplement, (i) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, (ii) request or demand that we file a registration statement related to any shares of our common stock or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise. See "Underwriting."

(1)
The number of shares of common stock outstanding immediately after this offering is based on 15,846,139 shares of our common stock outstanding as of September 14, 2018 and excludes, as of such date:

•
1,488,378 shares of common stock issuable upon the vesting of outstanding restricted stock units and performance share units; and

•
1,408,039 shares of common stock reserved for future issuance under our 2014 Omnibus Incentive Plan.

USE OF PROCEEDS

        All of the shares of our common stock offered hereby are being sold by the selling stockholder. The selling stockholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares of our common stock in this offering.

        Pursuant to the terms of that certain registration rights agreement, dated July 1, 2014, between us and the selling stockholder, we are obligated to pay certain expenses related to this offering (other than the underwriting discount paid to the underwriter and transfer taxes, if any, with respect to the shares being sold by the selling stockholder), including reasonable fees and disbursements of counsel to the selling stockholder.

 SELLING STOCKHOLDER

        We and the selling stockholder are party to a registration rights agreement that provides the selling stockholder with customary demand and piggyback registration rights, and the registration statement of which this prospectus supplement and the accompanying prospectus form a part was filed in connection therewith. The shares offered by this prospectus supplement are the subject of a take-down notice issued by the selling stockholder pursuant to that agreement. In connection with the merger of xpedx and Unisource, we and the selling stockholder also entered into a tax receivable agreement that sets forth the terms by which we generally will be obligated to pay the selling stockholder an amount equal to 85% of the U.S. federal, state and Canadian income tax savings that we actually realize as a result of the utilization of Unisource's net operating losses attributable to taxable periods prior to the date of the merger. In the normal course of business, we also purchase certain inventory items from, and sell certain inventory items to, Georgia-Pacific LLC, which holds an interest in the selling stockholder. For additional information, see Note 9, Related Party Transactions, to the consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement. Other than as described above, the selling stockholder has had no material relationship with us within the three years prior to the date of this prospectus supplement.

        The following table provides the name of the selling stockholder, information known to us regarding beneficial ownership of our common stock by the selling stockholder as of September 14, 2018 and the number of shares of our common stock offered by the selling stockholder in this offering.

        Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities.

	Shares Beneficially Owned Prior to this Offering(1)			Shares Beneficially Owned After this Offering(1)
			Number of Shares Offered Hereby
Name of Selling Stockholder	Number	%		Number	%
UWW Holdings, LLC(2)	4,283,840	27.0%	1,500,000	2,783,840	17.6%

(1)
Percentages are based on 15,846,139 shares of our common stock issued and outstanding as of September 14, 2018.

(2)
Voting and dispositive power with respect to the shares of common stock held by UWW Holdings, LLC is exercised by majority vote through a three-member board of managers comprised of Jay Corrigan, Todd M. Cook and David G. Park. Bain Capital Fund VII, L.P. and Bain Capital VII Coinvestment Fund, L.P. have the right to appoint two of the three members of the board of managers.

 U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

        The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our common stock by a Non-U.S. Stockholder who purchases shares of our common stock during this offering. For purposes of this discussion, a Non-U.S. Stockholder is a beneficial owner of our common stock that is treated for U.S. federal income tax purposes as:

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  an individual who is neither a citizen nor a resident of the United States;

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  a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

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  an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our common stock should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that purchases, owns or disposes of our common stock.

        This summary assumes that our common stock is held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non-U.S. Stockholder in light of its particular circumstances or to a Non-U.S. Stockholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non-U.S. Stockholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, "controlled foreign corporations," "passive foreign investment companies," certain former citizens or residents of the United States, or Non-U.S. Stockholders that hold our common stock as part of a straddle, hedging transaction, conversion transaction or integrated transaction). Furthermore, this summary does not discuss any aspects of U.S. federal gift, state, local or non-U.S. taxation. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (the "IRS") and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our common stock is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Stockholder of purchasing, owning and disposing of our common stock.

        PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.

Distributions

        If we make distributions on our common stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Stockholder's basis in our common stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).

        Any dividend paid to a Non-U.S. Stockholder with respect to our common stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Stockholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, in order to obtain the benefits of such treaty. A Non-U.S. Stockholder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Stockholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.

        If, however, the Non-U.S. Stockholder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Stockholder's conduct of a trade or business within the United States, and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding tax described above. Instead, such dividend will be subject to U.S. federal income tax in the manner described below under "Effectively Connected Income."

Sale, Exchange or Other Taxable Disposition of Our Common Stock

        Except as otherwise discussed below, a Non-U.S. Stockholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our common stock unless (i) such gain is effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), (ii) the Non-U.S. Stockholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Stockholder's holding period with respect to our common stock, and, provided that our common stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Stockholder has held, directly or constructively, at any time during said period, more than 5% of our common stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.

        Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under "Effectively Connected Income." A Non-U.S. Stockholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Stockholder during the taxable year.

Effectively Connected Income

        Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our common stock that is effectively connected with a trade or business carried on by a Non-U.S.

Stockholder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Stockholder's net effectively connected income, generally in the same manner as if the Non-U.S. Stockholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Stockholder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Stockholder may also be subject to a "branch profits tax" on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Stockholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA Withholding

        Under legislation commonly known as the Foreign Account Tax Compliance Act or "FATCA," a 30% withholding tax generally will be imposed on dividends with respect to, and the gross proceeds from a disposition after December 31, 2018 of, shares of our common stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. All Non-U.S. Stockholders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Stockholder provides such certification, FATCA withholding will still apply where our common stock is held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Stockholder may be eligible for refunds or credits of the tax. Non-U.S. Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Stockholders are resident or maintain a branch.

Information Reporting and Backup Withholding

        Annual reporting to the IRS and to each Non-U.S. Stockholder will be required as to the amount of dividends paid to such Non-U.S. Stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Stockholder's country of residence. Dividends generally are not subject to "backup withholding" if the Non-U.S. Stockholder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI).

        The payment of the proceeds of the sale, exchange or other disposition of our common stock to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the Non-U.S. Stockholder certifies its non-U.S. status on IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Stockholder certifies its non-U.S. status or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Stockholder may be refunded or credited against such Non-U.S. Stockholder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Estate Tax

        A Non-U.S. Stockholder who is an individual should note that shares of our common stock (i) owned and held by such individual or (ii) otherwise includible in such individual's gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Stockholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our common stock owned, directly or indirectly, at the time of their death. Prospective investors who are non-resident alien individuals (or entities includible in such an individual's gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our common stock.

 UNDERWRITING

        Morgan Stanley & Co. LLC is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, 1,500,000 shares of common stock.

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if it purchases any of these shares.

        We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter has agreed to purchase the shares of common stock from the selling stockholder at a price of $41.40 per share, which will result in proceeds to the selling stockholder of $62,100,000.

        The underwriter may receive from purchasers of the shares of common stock nominal brokerage commissions in amounts agreed with the purchasers. The underwriter may offer the shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The underwriter may change the offering price and other selling terms. The difference between the price at which the underwriter purchases the shares and the price at which the underwriter resells such shares may be deemed underwriting compensation. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part. Sales of shares made outside the United States may be made by affiliates of the underwriter.

        The expenses of this offering, including reasonable fees and disbursements of counsel to the selling stockholder but not including underwriting discounts or transfer taxes, if any, are estimated at $200,000 and are payable by us. We are reimbursing the reasonable fees and disbursements of counsel for the underwriter in connection with the qualification of the shares of our common stock being offered under state securities laws, including the preparation of a blue sky survey (which shall not exceed $5,000).

No Sales of Similar Securities

        We, all of our directors and executive officers and the selling stockholder have agreed not to sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any shares of our common stock,

  •
  sell any option or contract to purchase any shares of our common stock,

  •
  purchase any option or contract to sell any shares of our common stock,

  •
  grant any option, right or warrant for the sale of any shares of our common stock,

  •
  otherwise dispose of or transfer any shares of our common stock,

  •
  request or demand that we file a registration statement related to our common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

        Notwithstanding the foregoing, we and these other persons may engage in one or more of the following transfers without the written consent of the underwriter, subject to certain conditions:

  (i)
  with respect to the selling stockholder, sales of any shares of our common stock to the underwriter pursuant to the underwriting agreement;

  (ii)
  certain transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control of us provided that our common stock remains subject to the foregoing restrictions if the transaction is not completed and subject to certain reporting conditions under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (iii)
  bona fide gifts;

  (iv)
  certain transfers to immediate family member or trusts for the direct or indirect benefit of the transferor or immediate family members;

  (v)
  transfers by will or intestacy;

  (vi)
  distributions to members, partners or stockholders of the transferor provided that certain reporting conditions under the Exchange Act are met and the recipient has entered into a lock-up agreement with the underwriter;

  (vii)
  transfers to affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the transferor provided that certain reporting conditions under the Exchange Act are met and that the recipient has entered into a lock-up agreement with the underwriter; or

  (viii)
  with respect to the selling stockholder, any repurchase by us of shares of our common stock provided that certain reporting conditions under the Exchange Act are met,

provided further, however, that in cases of clauses (iii) through (vii) above, the underwriter receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee or transferee, as the case may be.

        Furthermore, these other persons may sell shares of our common stock purchased by one or more of these other persons on the open market following this offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise, and (ii) these other persons do not otherwise voluntarily effect any public filing or report regarding such sales under the Exchange Act.

        In addition, nothing in the foregoing restrictions shall restrict the ability of these other persons to (a) purchase shares of our common stock on the open market, (b) exercise any option to purchase shares of our common stock granted pursuant to the terms of our equity incentive plans, provided that any such purchased shares will be subject to the restrictions described in a lock-up agreement; or (c) transfer securities to us, or permit us to withhold securities from such other persons, in connection with a cashless exercise of securities pursuant to the terms of our equity incentive plans or the payment of taxes associated with the vesting or exercise of securities granted pursuant to the terms of any such plan provided that certain reporting conditions under the Exchange Act are met.

        This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

        Our common stock trades on the NYSE under the symbol "VRTV."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of this offering.

        These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with this offering, the underwriter or certain of the securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

        The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of shares issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the European Economic Area

        In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus or any related free writing prospectus to the public may be made in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

LEGAL MATTERS

        The validity of the shares of common stock being offered hereby will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Davis Polk & Wardwell LLP, New York, New York, is counsel to the underwriter in connection with this offering. Kirkland & Ellis LLP, Chicago, Illinois, is counsel to the selling stockholder in connection with this offering. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with Bain Capital Partners, LLC, which is an affiliate of the selling stockholder.

EXPERTS

        The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Veritiv Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus supplement and the accompanying prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 8, 2018 and for the quarter ended June 30, 2018 filed with the SEC on August 9, 2018;

  •
  our Current Reports on Form 8-K filed with the SEC on January 5, 2018, March 9, 2018 and April 27, 2018; and

  •
  the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on June 5, 2014, including any amendments and reports filed for the purpose of updating such description.

        We also incorporate by reference all future documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of our common stock to which this prospectus supplement and the accompanying prospectus relate, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules.

        The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

        If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated or deemed incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Veritiv Corporation, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, Attention: Corporate Secretary, or by telephone request to (770) 391-8200. The documents may also be accessed on our website at www.veritivcorp.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and the exhibits to the registration statement, at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's website at www.sec.gov. These documents may also be accessed on our website at www.veritivcorp.com. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part hereof or thereof. Information may also be obtained from us at Veritiv Corporation, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, telephone (770) 391-8200.

P R O S P E C T U S

VERITIV CORPORATION

6,083,840 Shares

COMMON STOCK

        The selling stockholder named herein may offer up to 6,083,840 shares of our common stock. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholder.

        The selling stockholder may offer the shares in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any shares to be offered will be provided in a supplement to this prospectus. If agents, underwriters or dealers are used to sell any shares, a prospectus supplement will name them and describe their compensation.

        This prospectus may not be used to offer to sell any shares unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, before you make an investment decision.

        Our common stock trades on the New York Stock Exchange, or NYSE, under the symbol "VRTV." On February 2, 2017, the closing sale price of our common stock, as reported on the NYSE, was $55.75 per share.

        Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 1 of this prospectus and the "Risk Factors" section contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein to read about factors you should consider before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. By using a shelf registration statement, the selling stockholder may sell shares of our common stock from time to time in one or more offerings. Each time the shares are offered, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading "Incorporation of Certain Information by Reference") and therein, and the additional information described below under the heading "Where You Can Find More Information."

        This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholder have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it.

        This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

        Unless the context requires otherwise or except as otherwise noted, as used in this prospectus the words "Veritiv," "we," "Company," "us" and "our" refer to Veritiv Corporation and its consolidated subsidiaries. The term "selling stockholder" includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder's interests.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "would," "planned," "estimated," "potential," "goal," "outlook," "may," "predicts," "could," or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such Table of Contents forward-looking statements. All forward-looking statements reflect only the Company's current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company's actual operating results, performance, business plans or prospects to differ materially from those expressed in, or implied by, these statements.

        Factors that could cause actual results to differ materially from current expectations include risks and other factors described under "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and elsewhere in the Company's publicly available reports filed with the SEC, which contain a discussion of various factors that may affect the Company's business or financial results. Such risks and other factors, which in some instances are beyond the Company's control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to collect trade receivables from customers to whom we extend credit; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and union disputes; loss of significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the anticipated synergies, cost savings and growth opportunities from the merger with UWW Holdings, Inc., our ability to integrate the xpedx business with the Unisource business, and the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results.

ii

        For a more detailed discussion of these factors, see the information under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and in other filings made with the SEC. Forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

iii

VERITIV CORPORATION

        We are a leading North American business-to-business distributor of print, publishing, packaging and facility solutions. Additionally, we provide logistics and supply chain management solutions to our customers. Established in 2014, following the merger (the "Merger") of International Paper Company's xpedx distribution solutions business ("xpedx") and UWW Holdings, Inc., the parent company of Unisource Worldwide, Inc. ("Unisource"), the Company operates from approximately 180 distribution centers primarily throughout the U.S., Canada and Mexico, serving customers across a broad range of industries. These customers include printers, publishers, data centers, manufacturers, higher education institutions, healthcare facilities, sporting and performance arenas, retail stores, government agencies, property managers and building service contractors.

        Independently, xpedx and Unisource achieved past success by continuously upholding high standards of efficiency and customer focus. Through leveraging this combined history of operational excellence, Veritiv evolved into one team shaping its success through exceptional service, innovative people and consistent values. Today, Veritiv's focus on segment-tailored market leadership in distribution and a commitment to operational excellence allows it to partner with world class suppliers, add value through multiple capabilities and deliver solutions to a wide range of customer segments.

        Veritiv was incorporated in Delaware in July 2013. Our principal executive offices are located at 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328. Our telephone number is (770) 391-8200. Our website is www.veritivcorp.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS

        An investment in our common stock involves certain risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading "Risk Factors" in the applicable prospectus supplement and under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained in or incorporated by reference into this prospectus or in the applicable prospectus supplement. See "Where You Can Find More Information" elsewhere in this prospectus. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations. The market price of our common stock could decline if one or more of these risks and uncertainties actually occurs, causing you to lose all or part of the money you paid to buy shares of our common stock.

USE OF PROCEEDS

        We will not receive any proceeds from any sales of shares of our common stock by the selling stockholder. We may, however, bear all or a portion of the expenses of the offering of common stock by the selling stockholder, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

 DESCRIPTION OF OUR COMMON STOCK

        The following is a summary of the material terms of our common stock. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and our charter and bylaws as in effect at the time of any offering. Copies of our amended and restated certificate of incorporation and amended and restated bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." References in this section to "we," "company," "us" and "our" refer only to Veritiv Corporation.

Common Stock

        Our authorized common stock consists of 100,000,000 shares, par value $0.01 per share. As of February 1, 2017, there were 15,687,532 shares of our common stock issued and outstanding.

        Holders of common stock are entitled:

  •
  to cast one vote for each share held of record on all matters submitted to a vote of the holders of common stock;

  •
  to participate equally in all dividends, if any, that the board of directors may declare with respect to the common stock out of legally available funds; and

  •
  to share equally, subject to any rights and preferences that may be applicable to preferred stock, in any distribution of the assets of the company, including distributions in the event of any liquidation, dissolution or winding up of the affairs of the company.

        Any dividends declared on our common stock will not be cumulative. We do not intend to declare and pay dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth, to develop our business, for working capital needs and for general corporate purposes. Any payment of dividends will be at the discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

        The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. Our common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future.

Annual Stockholders Meeting

        Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Voting

        The affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at any annual or special meeting of stockholders and entitled to vote will decide all matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision will control.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

        The provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

        Special Meetings of Stockholders.    Our amended and restated certificate of incorporation provides that, subject to the requirements of applicable law and any special rights of holders of preferred stock, a special meeting of stockholders may be called only by the Chairman of our board of directors or by a resolution adopted by a majority of our board of directors. Special meetings may also be called by the holders of not less than 20% of the outstanding shares of our common stock entitled to vote generally in the election of directors.

        Stockholder Action by Written Consent.    Our amended and restated certificate of incorporation provides that any action that may be taken at any meeting of stockholders may be taken by written consent of stockholders in lieu of a meeting if a consent in writing is (i) initiated by the holders of not less than 20% of the total votes entitled to be cast by the holders of all the outstanding capital stock of the company entitled to vote generally in the election of directors, (ii) signed by the holders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares of common stock entitled to vote were present and voted and (iii) delivered to us.

        Removal of Directors.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast.

        Stockholder Advance Notice Procedure.    Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our Corporate Secretary a written notice of the stockholder's intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year's annual meeting, a stockholder's notice must be delivered to our Corporate Secretary (x) not less than 90 days nor more than 120 days prior to the meeting or (y) no later than the close of business on the 10th day following the day on which a public announcement of the date of the such meeting is first made by us.

        Amended and Restated Certificate of Incorporation and Bylaws.    Our amended and restated certificate of incorporation provides that it may be amended by both the affirmative vote of a majority of our board of directors or the affirmative vote of the holders of a majority of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders; provided that specified provisions of our amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock then entitled to vote generally in an election of directors, including the provisions governing:

  •
  the liability and indemnification of directors;

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  business opportunities;

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  stockholder action by written consent;

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  the rights of stockholders to call a special meeting;

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  our board of directors;

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  required approval of the holders of at least a majority of the outstanding shares of our common stock to amend our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation, and;

  •
  exclusive jurisdiction for certain actions.

        In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that our amended and restated bylaws may be amended, altered or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

        These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may have an anti-takeover effect.

        Section 203 of the DGCL.    In our amended and restated certificate of incorporation, we elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

        Interested Stockholder Transactions.    Our amended and restated certificate of incorporation provides that we will not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

  •
  prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Our amended and restated certificate of incorporation defines "business combination" to include the following:

  •
  any merger or consolidation of the company or a majority-owned subsidiary with the interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of either the aggregate market value of the assets of the company or the aggregate market value of all of the company's outstanding capital stock;

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  subject to specified exceptions, any transaction that results in the issuance or transfer by the company or any direct or indirect majority-owned subsidiary of any stock of the company or such subsidiary to the interested stockholder;

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  any transaction involving the company or any direct or indirect majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the company or such subsidiary beneficially owned by the interested stockholder; or

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  any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company or any direct or indirect majority-owned subsidiary.

        Our amended and restated certificate of incorporation defines an "interested stockholder" as any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the company. Bain Capital Fund VII, L.P., Georgia-Pacific LLC or any of their respective affiliates or associates, including any investment funds managed by the investment advisor to Bain Capital Fund VII, L.P., or any person whose ownership of shares in excess of the 15% limitation is the result of action taken solely by the company is not considered an interested stockholder, unless such person acquires additional shares of voting stock of the company.

Limitations on Liability and Indemnification

        Our amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

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  any breach of the director's duty of loyalty;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

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  under Section 174 of the DGCL (unlawful dividends); or

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  any transaction from which the director derives an improper personal benefit.

        The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions do not alter a director's liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

        Our amended and restated certificate of incorporation requires us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our amended and restated certificate of incorporation provides that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with us or another entity that the director or officer serves as a director or officer at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

        We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated certificate of incorporation, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Business Opportunities

        Our amended and restated certificate of incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to UWW Holdings, LLC or Bain Capital Fund VII, L.P. or any of their respective officers, directors, members, partners, employees or affiliates (other than us and our subsidiaries), even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither UWW Holdings, LLC, Bain Capital Fund VII, L.P. nor their respective officers, directors, members, partners, employees or affiliates will generally be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries unless, in the case of any such person who is a director, officer, employee or agent of Veritiv, such business opportunity is presented or offered to such director, officer, employee or agent in his or her capacity as a director, officer, employee or agent of Veritiv. By becoming a stockholder in our company, you will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Choice of Forum

        Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on behalf of Veritiv, (ii) any action asserting a claim of breach of a fiduciary duty owed to Veritiv or Veritiv's stockholders by any of Veritiv's directors, officers or employees, (iii) any action asserting a claim against Veritiv arising under the DGCL or (iv) any action asserting a claim against Veritiv that is governed by the internal affairs doctrine. We may consent in writing to alternative forums. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.

Market Listing

        Shares of our common stock are listed on the NYSE under the symbol "VRTV."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Inc.

SELLING STOCKHOLDER

        The selling stockholder named in this prospectus may offer to sell, from time to time, up to 6,083,840 shares of our common stock. The selling stockholder received such shares in connection with the Merger. In connection with the Merger, we and the selling stockholder are party to a registration rights agreement that provides the selling stockholder with customary demand and piggyback registration rights, and the registration statement of which this prospectus forms a part was filed in connection therewith. In connection with the Merger, we and the selling stockholder also entered into a tax receivable agreement that sets forth the terms by which we generally will be obligated to pay the selling stockholder an amount equal to 85% of the U.S. federal, state and Canadian income tax savings that we actually realize as a result of the utilization of Unisource's net operating losses attributable to taxable periods prior to the date of the Merger. In the normal course of business, we also purchase certain inventory items from, and sell certain inventory items to, Georgia-Pacific LLC, which holds an interest in the selling stockholder. Other than as described above, the selling stockholder has had no material relationship with us within the last three years.

        The following table provides the name of the selling stockholder, the number of shares of our common stock currently held by the selling stockholder, the maximum number of shares of our common stock that may be offered by the selling stockholder pursuant to this prospectus and the number of shares of our common stock that will be held by the selling stockholder after the offering, assuming all of the offered shares are sold. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale.

        The following table sets forth information with respect to our common stock known to us to be beneficially owned by the selling stockholder as of February 1, 2017. Information about the selling stockholder may change over time. As used in this prospectus, the term "selling stockholder" includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder's interests.

        Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities.

	Shares Owned Prior to the Offering			Shares Owned After the Offering
			Maximum Number of Shares that May be Offered Pursuant to this Prospectus
Name of Selling Stockholder	Number	%(1)		Number	%
UWW Holdings, LLC(2)	6,083,840	38.8	6,083,840	0	0.0

(1)
Based on 15,687,532 shares of our common stock outstanding as of February 1, 2017.

(2)
Voting and dispositive power with respect to the shares of common stock held by UWW Holdings, LLC is exercised by majority vote through a three-member board of managers comprised of Jay Corrigan, Todd M. Cook and David G. Park. Bain Capital Fund VII, L.P. and Bain Capital VII Coinvestment Fund, L.P. have the right to appoint two of the three members of the board of managers.

 PLAN OF DISTRIBUTION

        The selling stockholder may sell the shares offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

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  to or through underwriters;

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  through agents;

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  through brokers or dealers;

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  directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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  through a combination of such methods; or

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  through any other method permitted by applicable law.

        A supplement to this prospectus will describe the particular terms of any offering of shares, including the following:

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  the names of any underwriters, agents, brokers or dealers or any selling stockholder;

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  the purchase price of the shares and the proceeds to be received from the sale;

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  any discounts or commissions and other items constituting underwriters' or agents' compensation; and

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  any discounts or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, such underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        The shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.

        The selling stockholder may sell the shares through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the shares for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling stockholder will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares from the selling stockholder as principal and may resell those shares at varying prices to be determined by the dealer.

        Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

        Underwriters, dealers and agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions, commissions or fees received by them from the selling stockholder and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

        We or the selling stockholder may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        In order to facilitate the offering of the shares, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

        The selling stockholder may solicit offers to purchase the shares directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

        It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock, which trades on the NYSE under the symbol "VRTV."

        The selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholder pay for solicitation of these contracts.

        The selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell shares covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use shares pledged by the selling stockholder or borrowed from the selling stockholder to settle those sales or to close out any related open borrowings of the shares, and may use the shares received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of the shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus forms a part.

        The underwriters, dealers and agents may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.

        The selling stockholder may transfer the shares in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. The selling stockholder may also sell any of the shares that qualify for sale pursuant to Rule 144 under the Securities Act.

 LEGAL MATTERS

        Certain legal matters relating to the validity of the securities offered hereby will be passed upon by Sidley Austin LLP, Chicago, Illinois. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Veritiv Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of UWW Holdings, Inc. as of December 31, 2013 and December 29, 2012 and for each of the three years in the period ended December 31, 2013 incorporated in this prospectus by reference to the Company's prospectus dated June 13, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus from certain documents that we file with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 10, 2016, August 9, 2016 and November 9, 2016, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on January 8, 2016, March 11, 2016, May 13, 2016, June 2, 2016 and August 15, 2016;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2016;

  •
  the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on June 5, 2014, including any amendments and reports filed for the purpose of updating such description;

  •
  the audited financial statements of UWW Holdings, Inc. and its subsidiaries for each of the three years in the period ended December 31, 2013 contained in the Company's prospectus filed with the SEC on June 13, 2014 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-193950); and

  •
  the unaudited financial statements of UWW Holdings, Inc. and its subsidiaries for the six months ended June 30, 2014 and June 30, 2013 included as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on October 5, 2015.

        We also incorporate by reference all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules.

        The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

        If you request, either orally or in writing, we will provide you with copies of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Veritiv Corporation, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, Attention: Corporate Secretary, or by telephone request to (770) 391-8200. The documents may also be accessed on our website at www.veritivcorp.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement of which this prospectus forms a part and the exhibits to the registration statement, at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's website at www.sec.gov. These documents may also be accessed on our website at www.veritivcorp.com. We are not incorporating by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus. Information may also be obtained from us at Veritiv Corporation, 1000 Abernathy Road NE, Building 400, Suite 1700, Atlanta, Georgia 30328, telephone (770) 391-8200.

1,500,000 Shares

Veritiv Corporation

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

September 20, 2018